UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 26, 2012
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, TX (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Chief Financial Officer Supplemental Agreement

Effective September 26, 2012, Texas Rare Earth Resources Corp. (the “Registrant”) and Mr. Wm. Christopher Mathers entered into a supplemental agreement (the “Supplemental Agreement”) to Mr. Mathers’ February 15, 2011 Employment Agreement (the “Employment Agreement”), pursuant to which the Registrant and Mr. Mathers agreed upon the terms and conditions of Mr. Mather’s expected departure from the Registrant at the end of the calendar year 2012.  Pursuant to the material terms of the Supplemental Agreement, Mr. Mathers will remain employed as the Registrant’s Chief Financial Officer.  The Employment Agreement will remain in full force and effect and shall be unamended, except as set forth below, and Mr. Mathers will continue to perform his services to the Registrant in accordance with the standards set forth in the Employment Agreement through December 31, 2012.  During the transition period, Mr. Mathers will use his reasonable best efforts to (i) create a smooth transition to any successor Chief Financial Officer, (ii) sublet the Registrant’s Colorado office space and (iii) perform such other duties as may arise pursuant to the terms of the Employment Agreement, including handling certain specific filings of the Registrant.

If Mr. Mathers satisfies the terms of his employment pursuant to the standards of the Employment Agreement, pursuant to the Supplement Agreement, the Registrant and Mr. Mathers have agreed to terminate the Employment Agreement on January 1, 2013 and pay Mr. Mathers a cash severance amount under the terms thereof of $240,000.  By executing the Supplement Agreement, Mr. Mathers has agreed not to terminate his Employment Agreement for “Good Reason” thereunder as a result of the recent changes to the Registrant’s board of directors.  The Supplement Agreement also redefines “Misconduct” under the terms of the Employment Agreement.

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to Item 5.02(e), as disclosed in Item 1.01 above, effective September 26, 2012, the Registrant and Mr. Mathers entered into a Supplement Agreement detailing compensation arrangements and a cash severance payment upon the potential resignation of Mr. Mathers on January 1, 2013.

Item 8.01 Other Items

On September 27, 2012, effective August 31, 2012, the Registrant announced that Stanley Korzeb has resigned as Vice President of Exploration for the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: October 3, 2012	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer